Exhibit 19.15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-113789) and F-3 (No. 333-210564) of AngloGold Ashanti Limited of our report dated 10 March 2017, relating to the consolidated financial statements of Kibali (Jersey) Limited included in AngloGold Ashanti Limited’s Annual Report on Form 20-F for the year ended 31 December 2016.

/s/ BDO LLP

BDO LLP

London

United Kingdom

31 March 2017

E - 10